EXHIBIT 99.1

CDK Global Elects Robert Tarkoff to Board of Directors

HOFFMAN ESTATES, Ill., June 20, 2016 (GLOBE NEWSWIRE) -- CDK Global, Inc. announced today that Robert “Rob” M. Tarkoff has been elected to CDK’s Board of Directors.

Mr. Tarkoff has been President and Chief Executive Officer of Lithium Technologies, a San Francisco-based computer software as a service (SaaS) platform leader in social customer solutions, since 2011. He was previously Senior Vice President and General Manager of Digital Enterprise Solutions at Adobe Systems, Inc., and prior to that served as Senior Vice President of Strategy, Ventures, and Mergers & Acquisitions.  Prior to joining Adobe, he served as Senior Vice President and General Manager of the Input Management Software business of EMC Corporation, as Senior Vice President of Mergers and Acquisitions for EMC Software, and as the head of EMC's software outsourcing business.  Prior to the acquisition of Documentum, Inc. by EMC, he was the Executive Vice President and Chief Strategy Officer of Documentum, where he was responsible for all strategic merger and acquisition activity, partner initiatives, indirect channel revenue, and product management. Before joining Documentum, Mr. Tarkoff was Executive Vice President at Commerce One, a business-to-business marketplace software solutions company, and served as a securities associate at Wilson, Sonsini, Goodrich & Rosati.  Mr. Tarkoff previously served on the boards of three publicly traded software companies, Onyx Software Corporation, Borland Software, and Advent Software. He received a J.D. degree from Harvard Law School and graduated with a B.A. from Amherst College

“Rob brings very strong software industry experience to CDK, and we’re pleased to add additional depth and breadth of experience to our Board,” said Leslie Brun, non-executive chairman of CDK Global. “We look forward to benefitting from Rob’s perspective as we build on our strong momentum to continue increasing value for shareholders.”

“As we execute our transformation plan and implement our strategy to connect dealers even more closely to consumers, Rob’s expertise will be a valuable addition to our Board,” said Brian MacDonald, chief executive officer at CDK Global.

“I am very pleased to join the CDK Board at this pivotal time for the Company,” said Robert Tarkoff. “This Board has shown its commitment to taking swift action that will create operational efficiencies and enable the Company to meet its financial goals, while strengthening the customer experience. It is a privilege to join CDK, and I look forward to working closely with my fellow directors and CDK’s talented management team as they execute their plans to enable the company to fulfill its potential.”

He fills a vacancy on the Board, which now consists of eight directors, all of whom are independent other than Chief Executive Officer Brian MacDonald.

Safe Harbor for Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements concerning the Company’s business transformation plan, the timing and implementation of changes to its leadership and business structure, other plans, objectives, forecasts, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook and business trends, and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “could,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “assumes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology; security breaches, interruptions, failures and other errors involving the Company’s systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; the Company’s ability to timely and effectively implement its business transformation plan, which is intended to increase operating efficiency and improve the Company’s global cost structure, while limiting or mitigating business disruption; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions.

There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including those discussed under “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at www.cdkglobal.com and the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About CDK Global
With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit www.cdkglobal.com.

Media Contact:
Kyle Donash
847.485.4335
kyle.donash@cdk.com

Investor Relations Contacts:
Elena Rosellen
973.588.2511
elena.rosellen@cdk.com

Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com